UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 19, 2018
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400
 N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01    OTHER EVENTS.
Update on Transactional Activity Subsequent to December 31, 2017:
Closed Transactions
Acquisitions
Subsequent to December 31, 2017, Kennedy-Wilson Holdings, Inc. (the “Company”) and its equity partners acquired $299 million of real estate investments primarily in the Western U.S. The Company has an average ownership interest of approximately 48% in these properties. The Company’s total equity investment in these transactions was approximately $58 million.
Dispositions
In addition, the Company and its equity partners sold $184 million of real estate investments in the Western U.S., the U.K., Ireland, and Japan. The Company had an average ownership interest of 83% in these properties and received approximately $48 million in net proceeds from these transactions. These sales resulted in a pre-tax gain on sale of approximately $29 million.
Transactions Under Binding Contracts
Acquisitions
As of April 18, 2018, the Company and its equity partners are under binding contracts to purchase two multifamily properties, an office property, and three multifamily development sites in the Western U.S. and Ireland for $224 million. The Company anticipates financing these acquisitions with a combination of debt financing, cash from its balance sheet and partner equity. The Company currently expects its aggregate equity investment in these acquisitions to be between $50 million and $60 million. The Company anticipates that these transactions will close by the end of the second quarter of 2018; however, there can be no assurance that the Company will complete such acquisitions under contract.
Dispositions
In addition, as of April 18, 2018, the Company and its equity partners are under separate binding contracts to sell six multifamily properties, three retail properties, and one office property in the Western U.S., U.K. and Italy, at an aggregate sales price of approximately $529 million. The Company has an average ownership interest of 56% in these properties.
The Company currently expects to receive a total of approximately $195 million in net proceeds from these transactions and once complete, its pre-tax gain on sale from these transactions is expected to be approximately $102 million.  The Company anticipates that these transactions will close in the second and third quarters of 2018; however, there can be no assurance that the Company will complete such dispositions under contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: April 19, 2018